EXHIBIT 10.12
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“AGREEMENT”) is entered into by and between BIG LOTS, INC., an Ohio corporation (the “Company”), and __________ (the “Indemnitee”), and is effective as of December 5, 2008 (“Effective Date”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director or officer of the Company; and

WHEREAS, the Code of Regulations (the “Regulations”) of the Company and the Ohio General Corporation Laws each provide that the indemnification provided therein shall not be exclusive.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Indemnification.  The Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law, if or when he or she is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Company), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if his or her act or omission giving rise to any claim for indemnification under this Section 1 was not occasioned by his or her intent to cause injury to the Company or by his or her reckless disregard for the best interests of the Company, and in respect of any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. It shall be presumed that no act or omission of the Indemnitee that gives rise to such claim under this Section 1 was occasioned by an intent to cause injury to the Company or by reckless disregard for the best interests of the Company and, in respect of any criminal matter, that the Indemnitee had no reasonable cause to believe his or her conduct was unlawful; the presumption recited in this Section 1 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

2.           Court Approved Indemnification.  Anything contained elsewhere in this Agreement to the contrary notwithstanding:

(a) the Company shall not indemnify the Indemnitee if or when he or she is a party to any completed action or suit instituted by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he or she shall have been adjudged to be liable for an act or omission occasioned by his or her deliberate intent to cause injury to the Company or by his or her reckless disregard for the best interests of the Company, unless and only to the extent that the Franklin County Court of Common Pleas, in Franklin County, Ohio (“Franklin County Court of Common Pleas”) or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he or she is fairly and reasonably entitled to such indemnity as the Franklin County Court of Common Pleas or such other court shall deem proper; and

(b) the Company shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

3.            Indemnification for Expenses.  Anything contained in this Agreement to the contrary notwithstanding, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the Company against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.

4.           Determination Required.  Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the Company only upon a determination that such indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1.  Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to, or threatened with, any such action, suit or proceeding, (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with an attorney, who has been retained by or who has performed services for the Company, or the Indemnitee, within the past five years, (C) by the shareholders or (D) by the Franklin County Court of Common Pleas or (if the Company is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under clause (D) of this Section 4 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under clause (A) or by independent legal counsel under clause (B) or by the shareholders under clause (C) of this Section 4; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under clause (A) or by independent legal counsel under clause (B) or by the shareholders under clause (C) of this Section 4 shall be evidence in rebuttal of the presumption recited in Section 1. If a Change of Control has occurred after the act or failure to act by the Indemnitee which is the subject of the determination and before such determination, such determination shall be made by independent legal counsel in the manner contemplated by clause (B) of this Section 4. A “Change of Control” will be deemed to occur upon the first of the following events; [a] the acquisition by any person (as defined under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”)), or more than one person acting as a group (as defined under Section 409A of the Code), of the stock of the Company that, together with the stock of the Company held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of all of the stock of the Company; [b] the acquisition by any person, or more than one person acting as a group, within any 12-month period, of the stock of the Company possessing thirty (30) percent or more of the total voting power of all of the stock of the Company; [c]  a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or [d]  the acquisition by any person, or more than one person acting as a group, within any 12-month period, of assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Any determination made by the disinterested directors under clause (A) or by independent legal counsel under clause (B) of this Section 4 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Company shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Franklin County Court of Common Pleas or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

5.           Advances for Expenses.  Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to or on behalf of the Indemnitee promptly as such expenses are incurred by him or her, but only if the Indemnitee shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his or her relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the Company or his or her reckless disregard for the best interests of the Company, unless, and only to the extent that, the Franklin County Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification.

6.           Non-Exclusivity.  The indemnification provided by this Agreement shall not be exclusive of, and shall be in addition to, any other rights to which the Indemnitee may be entitled under the Amended Articles of Incorporation of the Company, the Regulations, any agreement, a vote of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to the Indemnitee upon his or her ceasing to be an officer or director of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

7.           Liability Insurance.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director, officer or representative.  The parties hereby acknowledge that the Company presently maintains directors’ and officers’ liability insurance under policies issued by the insurers with limits of liability listed in Schedule A hereto.  The Company shall maintain such insurance coverage for so long as the Indemnitee’s services are covered hereunder, provided that such insurance is available on a basis acceptable to the Company.  In the event that such insurance becomes unavailable in the amount of the present policy limits or in the present scope of coverage at premium costs and on other terms acceptable to the Company, then the Company may forego maintenance of all or a portion of such insurance coverage.  However, in the event of any reduction in (or cancellation of) such insurance coverage (whether voluntary or involuntary), the Company shall stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify the Indemnitee against any loss arising out of the reduction in or cancellation of such insurance coverage.

8.           Certain Definitions.  For purposes of this Agreement, and as an example and not by way of limitation:

(a) the Indemnitee shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to the Indemnitee, with or without prejudice, without the entry of a judgment or order against him or her, without a conviction of him or her, without the imposition of a fine upon him or her and without his or her payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in a vindication of him or her); and

(b) references to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

9.           Amendments.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.         No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

12.         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or as a representative of any other enterprise at the Company’s request.

13.         Termination.  This Agreement may be terminated by either party upon not less than 60 days’ prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations hereunder with respect to the Indemnitee’s service to the Company as a director or officer of the Company or as a representative of any other enterprise at the Company’s request prior to the effective date of the termination, or the Company’s obligations to provide insurance coverage pursuant to Section 7 in respect thereof.  In the case of termination by the Company, such termination must be pursuant to a resolution adopted by a majority vote of the board of directors of the Company.

14.         Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including, without limitation, any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

15.         Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and mergers and supersedes all prior agreements, understandings, proposals and representations, if any.

16.         Governing Law and Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.  Any action, suit or proceeding to determine a claim for, or for repayment to the Company of, indemnification under this Agreement may be maintained by the Indemnitee, or by the Company, in the Franklin County Court of Common Pleas. The Company and (by claiming or accepting such indemnification) the Indemnitee consent to the exercise of jurisdiction over its or his or her person by the Franklin County Court of Common Pleas in any such action, suit or proceeding.

BIG LOTS, INC.,

by

INDEMNITEE,

by